UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on December 11, 2024, Perfect Moment Ltd. (the “Company”) received a notification (“Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirements of Sections 1003(a)(ii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years. As of September 30, 2024, the Company had stockholders’ equity of $2.7 million and has had losses in its three most recent fiscal years ended March 31, 2024.

On March 4, 2025, the Company received a notification (the “Notification”) from the NYSE American stating that the Company is not in compliance with the $2 million stockholders’ equity requirement of Section 1003(a)(i) of the Company Guide. In its Quarterly Report on Form 10-Q for the period ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025, the Company reported stockholders’ equity of $907,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years ended March 31, 2024.

Pursuant to the Letter, the Company was required to submit a plan to the NYSE American by January 10, 2025 advising of actions it has taken or will take to regain compliance with the continued listing standards by June 11, 2026. The Company submitted its plan on January 10, 2025 (the “Plan”).

On March 4, 2025, the NYSE American notified the Company that it had reviewed the Plan and determined to accept the Plan and grant a plan period through June 11, 2026 (the “Plan Period”). NYSE Regulation Staff will review the Company periodically for compliance with the initiatives outlined in the Plan. The Notification stated that if the Company is not in compliance with the continued listing standards by June 11, 2026, or if the Company does not make progress consistent with the Plan during the Plan Period, NYSE Regulation staff will initiate delisting proceedings as appropriate. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

The Notification has no immediate effect on the listing or trading of the Company’s common stock on the NYSE American. The Company will also continue to be included in the list of NYSE American noncompliant issuers, and the below compliance (“.BC”) indicator will continue to be disseminated with the Company’s ticker symbol. The Company’s receipt of the Notification from the NYSE American does not affect the Company’s business, operations or reporting requirements with the SEC.

Item 7.01 Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing that it received notice of acceptance from the NYSE American of the Plan. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press release dated March 10, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECT MOMENT LTD.

Date: March 10, 2025	By:	/s/ Chath Weerasinghe
Chath Weerasinghe
Chief Financial Officer and Chief Operating Officer